Exhibit 99.4

INDEX

HD Supply Power Solutions Business Unaudited Combined Financial Statements

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
COMBINED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
Amounts in thousands, unaudited

	Three Months Ended		Six Months Ended
	August 2, 2015	August 3, 2014	August 2, 2015	August 3, 2014
Net sales	$525,263	$487,413	$1,025,590	$943,591
Cost of sales	447,762	411,573	873,182	796,835
Gross Profit	77,501	75,840	152,408	146,756
Operating expenses:
Selling, general and administrative	57,978	56,260	115,469	112,134
Depreciation and amortization	6,542	6,648	13,277	13,050
Restructuring	—	1,036	—	1,225
Total operating expenses	64,520	63,944	128,746	126,409
Operating Income	12,981	11,896	23,662	20,347
Interest (income) expense, net	(56)	(109)	(99)	(231)
Other (income) expense, net	(25)	59	(100)	30
Income Before Provision for Income Taxes	13,062	11,946	23,861	20,548
Provision for income taxes	1,929	1,823	3,251	3,126
Net Income	$11,133	$10,123	$20,610	17,422
Other comprehensive income (loss) - foreign currency translation adjustment	(5,483)	890	(2,205)	2,189
Total Comprehensive Income	$5,650	$11,013	$18,405	$19,611

The accompanying notes are an integral part of these combined financial statements.

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
COMBINED BALANCE SHEETS
Amounts in thousands, unaudited

	August 2, 2015	February 1, 2015
ASSETS
Current assets:
Cash and cash equivalents	$31,992	$23,656
Receivables, less allowance for doubtful accounts of $947 and $1,438	246,102	231,933
Receivables from affiliates	115	69
Inventories	337,880	310,948
Deferred tax assets	431	548
Other current assets	3,756	4,272
Total current assets	620,276	571,426
Property and equipment, net	29,641	32,903
Goodwill	210,440	210,820
Intangible assets, net	45,852	55,083
Other assets	4,317	4,329
Total assets	$910,526	$874,561

LIABILITIES AND OWNER’S EQUITY
Current liabilities:
Accounts payable	$232,689	$216,208
Accrued compensation and benefits	16,561	23,624
Payables to affiliates	86	205
Other current liabilities	22,613	21,687
Total current liabilities	271,949	261,724
Other liabilities	8,415	8,922
Total liabilities	280,364	270,646

Owner’s Equity:
Owner’s net investment	647,290	618,838
Accumulated Other Comprehensive Loss - foreign currency	(17,128)	(14,923)
Total owner’s equity	630,162	603,915

Total liabilities and owner’s equity	$910,526	$874,561

The accompanying notes are an integral part of these combined financial statements

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
COMBINED STATEMENTS OF OWNER'S EQUITY
Amounts in thousands, unaudited

	Owner's Net Investment	Accumulated Other Comprehensive Income (Loss)	Total Equity
Owner's equity at February 2, 2014	$633,895	$(5,734)	$628,161

Net Income	17,422		17,422
Net Distribution to Parent	(35,362)		(35,362)
Other comprehensive income:
Foreign currency translation adjustment		2,189	2,189

Owner's equity at August 3,2014	$615,955	$(3,545)	$612,410

Owner's equity at February 1, 2015	$618,838	$(14,923)	$603,915

Net Income	20,610		20,610
Net Contribution from Parent	7,842		7,842
Other comprehensive income:
Foreign currency translation adjustment		(2,205)	(2,205)

Owner's equity at August 2, 2015	$647,290	$(17,128)	$630,162

The accompanying notes are an integral part of these combined financial statements.

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
COMBINED STATEMENTS OF CASH FLOWS
Amounts in thousands, unaudited

	Six Months Ended
	August 2, 2015	August 3, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,610	$17,423
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	13,277	13,050
Provision for uncollectibles	661	273
Non-cash allocation charges from parent	5,323	3,423
Stock-based compensation expense	1,214	1,180
Deferred income taxes	203	295
Other non-cash adjustments	253	126
Changes in assets and liabilities:
Increase in receivables	(15,775)	(6,245)
Increase in inventories	(27,625)	(23,889)
Decrease (Increase) in other current assets	507	(252)
(Increase) decrease in other assets	(93)	69
Increase in accounts payable	17,130	14,338
Change in net receivables from /payables to affiliates	(165)	129
(Decrease) increase in accrued liabilities	(5,920)	5,463
Increase in other long-term liabilities	113	937
Net cash provided by operating activities	9,713	26,320

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,752)	(2,572)
Net cash used in investing activities	(1,752)	(2,572)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash contribution from (distribution to) parent	1,408	(40,071)
Net cash provided by (used in) financing activities	1,408	(40,071)

Effect of exchange rates on cash and cash equivalents	(1,033)	1,213
Increase (decrease) in cash and cash equivalents	8,336	(15,110)
Cash and cash equivalents at beginning of period	23,656	31,743
Cash and cash equivalents at end of period	$31,992	$16,633

The accompanying notes are an integral part of these combined financial statements.

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Dollars in thousands, unaudited

NOTE 1 - BASIS OF PRESENTATION & DESCRIPTION OF BUSINESS

Basis of Presentation

The accompanying combined financial statements present the results of operations, financial position and cash flows of HD Supply Power Solutions, Ltd., HDS Power Solutions, Inc. (MI), and a division of HD Supply Canada, Inc. (combined “HD Supply Power Solutions Business,” or the “Company,” or “Power Solutions”), each wholly- owned, indirect subsidiaries of HD Supply, Inc. (“HD Supply” or “Parent”).

The preparation of these financial statements includes the use of “push down” accounting procedures wherein certain assets, liabilities and expenses historically recorded or incurred at the Parent level, which related to or were incurred on behalf of the Company and have been identified and allocated or pushed down as appropriate to reflect the financial results of the Company for the periods presented. Assets include items such as rebate receivables; liabilities include items such as employee benefit accruals and insurance accruals; expenses include services for items such as human resources, tax, accounting, information technology, legal, internal audit, operations and treasury. Allocations were made based on specific identification where practicable. In instances where specific identification was deemed not practicable, allocations were made based on allocation-specific, appropriate metrics including, but not limited to, revenues, earnings before interest, taxes, depreciation and amortization (“EBITDA”), branch count and employee count. Management believes the methodology applied in the allocation of these costs is reasonable. HD Supply’s net investment in the Company is shown as owner’s net investment in the Combined Balance Sheets.

No third-party debt has been allocated to the Company from HD Supply. Interest expense included in these financial statements reflects the terms of the intercompany debt agreement between HD Supply Holdings, LLC, a wholly owned subsidiary of HD Supply, Inc., and the Company. These terms may not be indicative of terms reached on a third-party basis. These combined financial statements may not necessarily be indicative of the cost structure or results of operations that would have existed if the Company operated as a stand-alone, independent business. Further, a change in the parent company’s size and cost structure may result in additional or fewer expenses.

In management’s opinion, the unaudited financial information for the interim periods presented includes all adjustments necessary for a fair statement of the results of operations, financial position, and cash flows. All adjustments are of a normal recurring nature unless otherwise disclosed. Revenues, expenses, assets and liabilities can vary during each quarter of the year. Therefore, the results and trends in these interim financial statements may not be the same as those for the full year. For a more complete discussion of the Company’s significant accounting policies and other information, you should read this report in conjunction with its annual report for the year ended February 1, 2015, which includes all disclosures required by generally accepted accounting principles (“GAAP”).

Description of Business

Power Solutions distributes electrical transmission and distribution products, power plant MRO supplies and smart grid products, and arranges materials management and procurement outsourcing for the power generation and distribution industries. The Company serves four distinct customer end markets: Investor-Owned Utilities (“IOU”), Public Power, Construction, and Industrial. Power Solutions serves electric power plant customers primarily through a bid based model and, to a lesser extent, sells MRO products through print catalogs. Products include conductors such as wire and cable, transformers, overhead transmission and distribution hardware, switches, protective devices and underground distribution, connectors used in the construction or maintenance and repair of electricity transmission and substation distribution infrastructure, and electrical wire and cable, switchgear, supplies, lighting and conduit used in non-residential and residential construction. Power Solutions also provides materials management and procurement outsourcing services. Power Solutions’ capabilities allow the Company to integrate with its customers and perform part of their sourcing and procurement function. The Company operates through a network of 125 branches in the United States across 31 states and 4 branches in Canada in 4 provinces.

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Dollars in thousands, unaudited

Principles of Combination

The combined financial statements present the results of operations, financial position and cash flows of Power Solutions. All material intercompany balances and transactions have been eliminated.

Fiscal Year

HD Supply Power Solutions' fiscal year is a 52- or 53-week period ending on the Sunday nearest to January 31. Fiscal years ended January 31, 2016 (“fiscal 2015”) and February 1, 2015 (“fiscal 2014”) both include 52 weeks. The three months ended August 2, 2015 (“second quarter 2015”) and August 3, 2014 (“second quarter 2014”) both include 13 weeks. The six months ended August 2, 2015 and August 3, 2014 both include 26 weeks.

Legal Entity & Geographic Information

Power Solutions is the combination of HD Supply’s Utilities and Electrical businesses. These businesses, operating as one segment, are held in three legal entities: HD Supply Power Solutions, Ltd., HDS Power Solutions, Inc. (MI), and a division of HD Supply Canada, Inc. Effective February 4, 2013 (the first day of fiscal 2013), through a series of transactions, HD Supply Electrical, Ltd. was merged with HD Supply Utilities, Ltd., which was subsequently renamed HD Supply Power Solutions, Ltd.

Power Solutions operates in the United States and Canada. Net sales for Power Solutions outside the United States, primarily Canada, were $53,573 and $57,843 in the three months ended August 2, 2015 and August 3, 2014, respectively, and $96,936 and $112,628 in the six months ended August 2, 2015 and August 3, 2014, respectively. Long-lived assets of Power Solutions in Canada were $14,300 and $14,966 as of August 2, 2015 and February 1, 2015, respectively.

Estimates

Management has made a number of estimates and assumptions relating to the reporting of certain assets and liabilities, the disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses in preparing the elements of these financial statements in conformity with GAAP. Actual results could differ from these estimates. Also, as discussed above, these financial statements include allocations and estimates that are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity or the future results of the Company.

Self-Insurance

HD Supply has a high deductible insurance program for most losses related to general liability, product liability, environmental liability, automobile liability, workers’ compensation, and is self-insured for medical claims and certain legal claims. The expected ultimate cost for claims incurred as of the balance sheet date is not discounted and is recognized as a liability in the accompanying Combined Balance Sheets. HD Supply's self-insurance losses for claims filed and claims incurred but not reported are accrued based upon estimates of the aggregate liability for uninsured claims using loss development factors and actuarial assumptions followed in the insurance industry and historical loss development experience. These self-insurance programs have been allocated to the Company using reasonable methodologies such as sales, payroll and headcount information. At August 2, 2015 and February 1, 2015, the Company's self-insurance liabilities totaled $8,051 and $7,293, respectively.

NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

Interest - imputation of interest - In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2015-03, “Interest - Imputation of Interest, Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”). The amended guidance requires that all costs incurred to issue debt be presented in the balance sheet as a direct deduction from the carrying value of the debt. The amended guidance is limited to the presentation of

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Dollars in thousands, unaudited

debt issuance costs. ASU 2015-03 is effective for fiscal years, and interim periods, beginning after December 15, 2015. Early adoption is permitted. The adoption of ASU 2015-03 is not expected to have a material impact on the Company’s financial position or results of operations.

Discontinued operations - In April 2014, the FASB issued ASU No. 2014-08, “Reporting discontinued operations and disclosure of disposals of components of an entity” (“ASU 2014-08”). The amended guidance requires that a disposal representing a strategic shift that has (or will have) a major effect on an entity’s financial results or a business activity classified as held for sale should be reported as discontinued operations. The amendments also expand the disclosure requirements for discontinued operations and add new disclosures for individually significant dispositions that do not qualify as discontinued operations. During the first quarter of fiscal 2015, the Company adopted ASU 2014-08. The impact on the Company of this adoption will depend on the nature and size of future disposals, if any, of a component of the Company.

Revenue recognition - In May 2014, the FASB issued ASU No. 2014-09, “Revenue from contracts with customers” (“ASU 2014-09”). The amended guidance outlines a single comprehensive revenue model for entities to use in accounting for revenue arising from contracts with customers. The guidance supersedes most current revenue recognition guidance, including industry-specific guidance. The core principle of the revenue model is that “an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services.” Entities have the option of using either a full retrospective or modified approach to adopt the guidance. In July 2015, the FASB decided on a one-year delay in the effective date of ASU 2014-09, to be effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, and a permission to early adopt for interim and annual periods beginning after December 15, 2016. The Company is currently evaluating the impact of adopting ASU 2014-09.

NOTE 3 - RELATED PARTY

HD Supply subsidiaries - The Company entered into transactions with HD Supply's subsidiaries for the sale of inventory for the financial statement periods presented. Sales to HD Supply's subsidiaries were approximately $312 and $261 in the three months ended August 2, 2015 and August 3, 2014, respectively, and $602 and $477 in the six months ended August 2, 2015 and August 3, 2014, respectively. Purchases from HD Supply’s subsidiaries were approximately $343 and $250 in the three months ended August 2, 2015 and August 3, 2014, respectively, and $763 and $535 in the six months ended August 2, 2015 and August 3, 2014, respectively. Sales with HD Supply’s subsidiaries are generally recorded at cost plus five percent. These amounts are reported in Net sales and Cost of sales, as the inventory is relieved through sales, in the Combined Statements of Operations.

Amounts due to HD Supply's subsidiaries were approximately $86 at August 2, 2015 and $205 at February 1, 2015. Amounts due from HD Supply’s subsidiaries were approximately $115 at August 2, 2015 and $69 at February 1, 2015. Such amounts are included in the Combined Balance Sheets.

HD Supply - The Company has significant transactions with HD Supply through HD Supply's centralized approach to managing the cash and the financing of the Company's business. Under HD Supply's centralized cash management system, cash requirements of the Company are provided directly by HD Supply, and cash generated by the operations of the Company are remitted directly to HD Supply. The resulting receivables and payables are then periodically contributed from or distributed to HD Supply as changes to owner’s equity. Additionally, during the six months ended August 2, 2015 and August 3, 2014 net non-cash contributions from HD Supply of $1,111 and $1,286, respectively, are included as changes to owner’s equity.

HD Supply affiliates - The Company purchased product from affiliates of HD Supply’s owners (“Equity Sponsors”) and Board of Directors for approximately $9,591 and $11,506 in the three months ended August 2, 2015 and August 3, 2014, respectively, and $21,161 and $23,561 in the six months ended August 2, 2015 and August 3, 2014, respectively. The Company believes these transactions were conducted at prices that an unrelated third party would pay.

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Dollars in thousands, unaudited

Agile Sourcing Partners - The Company holds a 35% ownership in Agile Sourcing Partners (“Agile”). Agile provides supply chain and sourcing services for electric and gas utilities, suppliers and contractors, primarily in California, Nevada, Virginia and Maryland. Additional capabilities include logistics, product staging, cross docking, kitting, assembly, inspection, on site auditing, staffing, consulting, and project management. The Company accounts for its ownership in Agile under the equity method of accounting in accordance with ASC 323, Investments-Equity Method and Joint Ventures. The Company recorded its pro rata portion of earnings (losses) of Agile of approximately $25 and $(59) in the three months ended August 2, 2015 and August 3, 2014, respectively, and $100 and $(30) in the six months ended August 2, 2015 and August 3, 2014, respectively. The Agile investment was $2,147 at August 2, 2015 and $2,047 at February 1, 2015. Power Solutions sold product to Agile for approximately $5,163 and $2,819 in the three months ended August 2, 2015 and August 3, 2014, respectively, and $9,959 and $4,711 in the six months ended August 2, 2015 and August 3, 2014, respectively. The Company believes these transactions were conducted at prices that an unrelated third party would pay.

NOTE 4 - INCOME TAXES

For the three and six months ended August 2, 2015, the Company’s combined federal, state, and foreign effective tax rate for continuing operations is 14.6% and 13.5%, respectively. For both the three and six months ended August 3, 2014, the Company’s combined federal, state, and foreign effective tax rate for continuing operations is 15.2%. The income tax expense was mainly driven by income derived from foreign operations and the taxability of the partnership income for certain state jurisdictions. The Company’s US activity is conducted as a mixed structure consisting of a partnership and a corporation for income tax purposes. The Company’s US activities conducted within the corporation are included within the accompanying financial statements. For U.S. Federal and most state income taxes, a partnership is not subject to income tax. Instead, all of the Company’s partnership U.S. income tax activity flows into and is included in HD Supply’s U.S. consolidated federal income tax return. The Company’s partnership state taxable income, with the exception of Texas and Tennessee, flows into HD Supply’s U.S. state income tax filings. Texas and Tennessee subjects partnerships to income tax. Therefore, Texas and Tennessee partnership state income tax expense and related state income tax balances are included in the accompanying combined financial statements.

The Company’s Canada activity is included as a division in HD Supply’s Canada tax return. As a result, Canadian income tax expense and related income tax balances included in the accompanying combined financial statements have been calculated as if the Company operated as a separate entity.

Cash paid for income taxes on behalf of the Company was $2,561 and $2,612 in the six months ended August 2, 2015 and August 3, 2014, respectively. These payments are included in the contribution to and distribution from the Company in the changes in owner’s equity.

As of February 1, 2015, the Company’s unrecognized tax benefits were $2,164. During the three and six months ended August 2, 2015, the Company’s basis and interest related to unrecognized tax benefits increased by $203 and $362, respectively. The Company’s ending accrual for interest and penalties related to unrecognized tax benefits as of February 1, 2015 was $470 and increased to $589 as of August 2, 2015.

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Dollars in thousands, unaudited

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Encumbered Assets

Substantially all of the Company’s assets serve as collateral for HD Supply’s secured credit facilities. The Company is a guarantor of HD Supply’s secured credit facilities. In addition, the US entities of the Company are guarantors of HD Supply’s long-term notes.

Build-to-Suit Lease

In 2014, the Company entered into a build-to-suit lease arrangement for the construction of an approximately 15,000 square foot warehousing and office facility on an approximately 5 acre site located in Andrews, Texas. Due to the Company’s involvement with the construction of the facility, the Company was deemed to be the owner of the facility for accounting purposes during the construction phase. During the second quarter of fiscal 2015, construction was completed and the Company entered into a lease of the facility and land for an initial period of 10 years. In accordance with Accounting Standards Codification (“ASC”) 840, Leases, the lease is classified as an operating lease. The sale-leaseback transaction resulted in a gain of approximately $224, which will be amortized into rent expense over the life of the lease.

Legal Matters

The Company is involved in various legal proceedings arising in the normal course of its business. In management’s opinion, none of the proceedings are material in relation to the operations, cash flows, or financial position of Power Solutions and the Company has adequate reserves to cover its estimated probable loss exposure.

The Company establishes reserves for litigation and similar matters when those matters present loss contingencies that it determines to be both probable and reasonably estimable in accordance with ASC 450, Contingencies. In the opinion of management, based on current knowledge, all reasonably estimable and probable matters are believed to be adequately reserved for or covered by insurance and are not expected to have a material adverse effect on the Company’s combined financial condition, results of operations or cash flows. For all other matters, management believes the possibility of losses from such matters is not probable, the potential loss from such matters is not reasonably estimable, or such matters are of such kind or involve such amounts that would not have a material adverse effect on the financial position, results of operations or cash flows of the Company if disposed of unfavorably. There are no material matters that are reasonably possible and reasonably estimable, including matters that are probable and estimable but for which the amount that is reasonably possible is in excess of the amount that the Company has accrued for. If a material loss is probable or reasonably possible, and in either case estimable, the Company has considered it in the analysis and it is included in the discussion set forth above.

NOTE 6 - SUPPLEMENTAL BALANCE SHEET INFORMATION

Receivables

Receivables as of August 2, 2015 and February 1, 2015 consisted of the following:

	August 2, 2015	February 1, 2015
Trade receivables, net of allowance for doubtful accounts	$232,271	$215,305
Vendor rebate receivables	7,844	12,570
Other receivables	5,987	4,058
Total receivables, net	$246,102	$231,933

HD SUPPLY POWER SOLUTIONS BUSINESS
(A BUSINESS OF HD SUPPLY, INC.)
NOTES TO THE COMBINED FINANCIAL STATEMENTS
Dollars in thousands, unaudited

Other Current Liabilities

Other current liabilities as of August 2, 2015 and February 1, 2015 consisted of the following:

	August 2, 2015	February 1, 2015
Deferred revenue	$12,059	$12,088
Accrued non-income taxes	5,825	4,538
Other	4,729	5,061
Total other current liabilities	$22,613	$21,687

During fiscal 2014, the Company entered into an agreement for the provision of products to a customer for use in the customer’s construction projects. Due to the unpredictable timing of the construction projects, the customer prepaid for certain of the product prior to taking possession. The Company recognizes the revenue for these products when the customer is deemed to have taken possession of the product. The deferred revenue as of August 2, 2015 is expected to be fully recognized in the next twelve months.

NOTE 7 - SUBSEQUENT EVENTS

The Company has evaluated all subsequent event activity through October 5, 2015, the date these Financial Statements were made available to be issued.